EXHIBIT 99.01

Chegg Reports Second Quarter Results and Raises Guidance for 2020
Expects 2020 Revenue Growth to Exceed 45%

SANTA CLARA, Calif., August 3, 2020 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), a Smarter Way to Student®, today reported financial results for the three months ended June 30, 2020.

“Chegg was built with a belief that learning would move increasingly online and we have always bet on that inevitability,” said Dan Rosensweig, CEO of Chegg Inc., “The COVID-19 pandemic has accelerated that shift and it is now clear that learning tools and academic support must be available online, affordable, on-demand, tailored to the individual learner, and geared towards the skills needed in the modern workforce.”

Q2 2020 Highlights:

•Total Net Revenues of $153.0 million, an increase of 63% year-over-year
•Chegg Services Revenues grew 57% year-over-year to $126.0 million, or 82% of total net revenues, compared to 86% in Q2 2019
•Net Income was $10.6 million
•Non-GAAP Net Income was $49.4 million
•Adjusted EBITDA was $55.5 million
•3.7 million and 3.5 million: number of Chegg Services subscribers including and excluding Mathway, respectively, an increase of 67% and 58% year-over-year, respectively
•375 million: total Chegg Study content views

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Tutors, Chegg Math Solver, Thinkful, and Mathway. Required Materials includes print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income (loss), and adjusted EBITDA to net income (loss), see the sections of this press release titled “Use of Non-GAAP Measures,” “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook:

Third Quarter 2020

•Total Net Revenues in the range of $140 million to $145 million
•Chegg Services Revenues in the range of $110 million to $115 million
•Gross Margin between 56% and 57%
•Adjusted EBITDA in the range of $21 million to $23 million

Full Year 2020

•Total Net Revenues in the range of $605 million to $615 million
•Chegg Services Revenues in the range of $490 million to $500 million
•Gross Margin between 68% and 69%
•Adjusted EBITDA in the range of $190 million to $195 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net income to EBITDA and adjusted EBITDA for the third quarter 2020 and full year 2020, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net (Loss) Income to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you, Tracey and welcome everyone to Chegg’s second quarter earnings call. First, we hope that you and your families are all healthy and safe. As we continue to navigate the pandemic and the rising social issues, we are grateful that our employees are healthy, that our business is stronger than ever, and that we have been able to support our employees, our communities, and our students through this challenging time. Also, I’m proud to work with our Chegg teammates, as they continue to make meaningful and positive impacts wherever possible. While student’s lives were disrupted, the one constant was that Chegg was there to provide high-quality, expert, on-demand support from any device, in any location, which resulted in accelerated growth across our services. Students turned to Chegg in record numbers and we experienced unprecedented engagement, with subscriber growth of 67% year-over-year, including our new Mathway subscribers, reaching a record 3.7 million students. This yielded net revenue growth of 63%, year-over-year, in Q2 alone. To put that in perspective, we had more subscribers in Q2 of this year than we had in all of 2018.

As schools and millions of students wrestle with how best to handle a return to campus, we know that some are supporting a full in-person return, while others are offering a fully online experience, and still others are planning a hybrid version of online and offline. Regardless of which experience a student has, Chegg will be there to support students this fall and beyond. In fact, students are increasingly turning to Chegg for support to navigate these uncertain times and we expect this trend to continue post the pandemic, regardless of where or how someone learns, Chegg will be there for them. From day one, Chegg was built on the inevitability that people would need to learn more often, increasingly online, and need greater support. Long before the global pandemic, we believed the digital transition was coming and education would have to fundamentally change.

In fact, in 2013 at the annual ASU GSV Summit, the premier education technology conference, we addressed the need to leverage data to personalize the learning experience to better serve students. Three years later, our keynote entitled “The Class of 2020” predicted that higher education was the next bubble to burst and that institutions would experience irreversible declines if they continued to raise prices while delivering an antiquated product. We made impassioned and specific recommendations to aggressively transition to a model that moved higher education online, leveraged technology to make learning available to students 24/7, and to expand and modernize their content to be more relevant to the modern workforce.

Our research shows that the majority of students now feel online learning can be as legitimate, effective, and rigorous as in-person instruction. In fact, half of the students surveyed who had no prior online learning experience, now want the option of hybrid or fully online education. And 72% of students who had already had online experience expect the same. We remain optimistic that this pandemic will end soon and, when it does, one of the legacies will be that the door is permanently open to the promise of online learning: affordable, scalable, on-demand, and designed to support whatever the students primary goals are, whether it’s academic learning, professional development, or both.

If anything surprised us, it was the speed in which students outside of the United States have come to embrace Chegg with the same passion as those in the U.S. Similar to the United States, colleges and universities around the world were forced to shut down and lacked scalable, on-demand, high quality support for students and, as a result, more international students have discovered Chegg. In addition to needing online support for academics, we are also seeing global trends towards self-learning and alternative pathways for students to gain the skills they need to compete in the global economy. We believe that the fact that the services we offer are so universal in nature is in large part why we are seeing record demand and engagement outside of the United States.

It’s always been clear to us that realigning education with its most important constituent, the student, is a massive opportunity and we feel our brand, scale, service offerings, and our balance sheet gives Chegg a great opportunity to make a positive impact on global education. We continue to believe that platform companies that have a direct relationship with their customers, who own the transaction, the data, the channel of distribution, and own their content will create disproportionate value for their customers and their investors.

That is why we have fast-tracked investment on several key initiatives in the second half of the year.
•First, we are increasing our investment in international growth and development.
•Second, we continue to invest in the Chegg Study Pack, with future enhancements like the addition of Mathway, to provide overwhelming value to our subscribers.
•Third, we are implementing systems to address account sharing and investing in device management controls.

•Fourth, we have increased our investment in skills-based learning, by expanding the curriculum to cover more in-demand skills and by significantly reducing the price, because we know skills-based learning needs to map to the most in-demand jobs and be affordable and accessible to students.

With all the uncertainty facing students over the next year, the one thing that they can count on is the high quality, affordable, personalized, adaptive, and on-demand services that Chegg provides. That is why Chegg has become even more critical to student success both academically and, increasingly, professionally and our team has never been more enthusiastic about the opportunities ahead of us. On that note, I want to thank our incredible Chegg employees who continue to be relentless in providing world-class learning products and services to support students around the globe. I want to thank our board of directors, who have been so supportive of our work over the last decade to be in this position, in this moment, to have a profound impact on the future of learning. And I want to thank the millions of students who invited us on their learning journey and I hope that, even with all of the unknowns in the year ahead, they know that the Chegg team is always here, cheering for their success and building a company that has always – and will always – put them first. With that, I will turn it over to Andy.
Andy?

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

As Dan mentioned, we hope you and your families are doing well during this difficult time. While many traditional companies are unfortunately being hurt as a result of the global pandemic, direct to consumer companies like Chegg, that are digital and serve an essential need, are seeing increased levels of growth. As such, Q2 was a fantastic quarter for Chegg. We experienced unprecedented growth in our subscription services as students around the globe turned to Chegg to help them master their subject matter and get better grades. During the quarter, we also accelerated investments for our future growth and we acquired a leading math company, Mathway. Let me give you some color.

Total Chegg Services subscribers grew 67% during the quarter, including the addition of Mathway subscribers. Chegg Services subscriber organic growth was 58%, an acceleration of 23 points from Q1, far exceeding our expectations and we expect this momentum to continue into the fall semester. While Mathway contributed to our subscriber growth, it had little revenue impact as it occurred late in the quarter, but we do expect it to contribute approximately $9 million for the year, which is included in our guidance.

The momentum we are seeing in the business, accentuated by the pandemic, is likely to continue for the foreseeable future and we expect to be a high growth, high margin company for years to come. As such, we have decided this is a moment in time where we need to lean in and reach more students globally with our high quality low cost services. Thus, we have decided to accelerate incremental investments to build for our future. These include investing in international growth and development, the Chegg Study Pack, device management technologies and our skills-based learning service, Thinkful, along with additional infrastructure and resiliency investments that will allow us to scale rapidly. It’s important to note that we expect to be able to make these investments in future growth opportunities, while still delivering stellar bottom-line results.

With that said, let me summarize our Q2 performance and then update our guidance for the remainder of the year.

For the second quarter, total revenue was $153 million, a 63% increase year-over-year, with both Chegg Services and Required Materials exceeding our expectations.

This strong revenue performance, drove a 79% increase in adjusted EBITDA to $55 million dollars, while gross margin moderated slightly as a result of the change in textbook ownership and it’s over performance.

Looking at the balance sheet, we ended the quarter with cash and investments of approximately $1 billion and we continue to believe the strength of our operating model, balance sheet and capital structure are the strongest in the education industry and put us in the best position to grow organically and should opportunities become available like Mathway, through acquisition.

Moving to the second half of the year, the strength we saw in Q2 has continued into Q3. As a result, we are substantially increasing our revenue and adjusted EBITDA guidance for the remainder of the year.

For full year 2020 we now expect:
•Total revenue to be between $605 and $615 million, with Chegg Services revenue between $490 and $500 million
•Gross margin between 68% and 69%
•And adjusted EBITDA between $190 and $195 million

Before I get into the Q3 guidance, as a reminder, the seasonality of both gross margin and adjusted EBITDA margin have changed as a result of owning textbooks, therefore we expect seasonally stronger margins in Q2 and Q4 and lower margins in Q1 and Q3.

Looking specifically at Q3 we now expect:
•Total revenue to be between $140 and $145 million, with Chegg Services revenue between $110 and $115 million
•Gross margin between 56% and 57%
•And adjusted EBITDA between $21 and $23 million

In closing, the Chegg team continues to deliver above the high-end of our expectations under difficult circumstances, giving us the confidence to both provide and increase full year guidance, all while taking the opportunity to increase our investments for future growth across the globe.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on August 3, 2020, until 8:59 p.m. Pacific Daylight Time (or 11:59 p.m. Eastern Daylight Time) on August 10, 2020, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13706734. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a Smarter Way to Student. As the leading direct-to-student learning platform, we strive to improve educational outcomes by putting the student first in all our decisions. We support students on their journey from high school to college and into their career with tools designed to help them pass their test, pass their class, and save money on required materials. Our services are available online, anytime and anywhere, so we can reach students when they need us most. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses and margin, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net (Loss) Income to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs; (2) non-GAAP income from operations as income from operations excluding share-based compensation expense, amortization of intangible assets, restructuring charges, and acquisition-related compensation costs; (3) non-GAAP income from operations margin as non-GAAP income from operations divided by total net revenues; (4) non-GAAP net income as net income (loss) excluding share-based compensation expense, amortization of intangible assets, restructuring charges, acquisition-related compensation costs, and amortization of debt discount and issuance costs; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of dilutive options, restricted stock units, and shares related to our convertible senior notes; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities excluding purchases of property and equipment and purchases of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net (Loss) Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non-cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Restructuring charges.

Restructuring charges primarily relate to Chegg's strategic partnership with the National Research Center for College & University Admissions. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the Imagine Easy, Cogeon GmbH, WriteLab, Thinkful, and Mathway acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt discount and issuance costs.

Under GAAP, we are required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes that were issued in private placements in 2019 and 2018. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the debt discount and issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors an enhanced view of our performance and enables the comparison of period-over-period results.

Free cash flow.

Free cash flow represents net cash provided by operating activities excluding purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding the impact of the ongoing coronavirus (COVID-19) pandemic on Chegg’s financial condition and results of operations, Chegg's continued momentum and 2020 guidance; and those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; the ongoing uncertainty regarding the return of students to in-person studies and remote learning, and the effects of COVID-19 on college enrollment; Chegg’s ability to attract new students from high schools and colleges, which are populations with inherently high turnover; the ease of accessing Chegg’s offerings through search engines; the rate of adoption of Chegg’s offerings; the effect and integration of Chegg’s acquisition of Imagine Easy Solutions, Cogeon, WriteLab, StudyBlue, Thinkful, and Mathway; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's reputation with students and tutors; the outcome of any current litigation and investigations; the ability of our logistics partners to manage the fulfillment processes; the effect of Chegg's transition to using FedEx as its logistics partner; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning education, privacy and marketing; changes in the education market; and general economic, political and industry conditions, including the ongoing COVID-19 pandemic. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the Securities and Exchange Commission on May 4, 2020 and Chegg's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 to be filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$285,064	$387,520
Short-term investments	417,530	381,074
Accounts receivable, net of allowance of $134 and $56 at June 30, 2020 and December 31, 2019, respectively	8,834	11,529
Prepaid expenses	16,060	10,538
Other current assets	14,650	16,606
Total current assets	742,138	807,267
Long-term investments	280,492	310,483
Textbook library, net	27,129	—
Property and equipment, net	105,640	87,359
Goodwill	284,682	214,513
Intangible assets, net	59,522	34,667
Right of use assets	15,207	15,931
Other assets	25,068	18,778
Total assets	$1,539,878	$1,488,998
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,421	$7,362
Deferred revenue	28,320	18,780
Current operating lease liabilities	5,685	5,283
Accrued liabilities	50,067	39,964
Total current liabilities	90,493	71,389
Long-term liabilities
Convertible senior notes, net	926,193	900,303
Long-term operating lease liabilities	12,947	14,513
Other long-term liabilities	11,867	3,964
Total long-term liabilities	951,007	918,780
Total liabilities	1,041,500	990,169
Commitments and contingencies
Stockholders' equity:
Preferred stock, 0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, 0.001 par value 400,000,000 shares authorized; 124,122,675 and 121,583,501 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	124	122
Additional paid-in capital	907,908	916,095
Accumulated other comprehensive income (loss)	1,850	(1,096)
Accumulated deficit	(411,504)	(416,292)
Total stockholders' equity	498,378	498,829
Total liabilities and stockholders' equity	$1,539,878	$1,488,998

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$153,009	$93,862	$284,599	$191,271
Cost of revenues(1)	43,524	20,518	85,914	43,853
Gross profit	109,485	73,344	198,685	147,418
Operating expenses:
Research and development(1)	40,374	32,065	79,915	64,757
Sales and marketing(1)	15,758	11,795	35,996	30,512
General and administrative(1)	31,292	22,622	57,437	46,292
Restructuring charges	—	47	—	69
Total operating expenses	87,424	66,529	173,348	141,630
Income from operations	22,061	6,815	25,337	5,788
Interest expense, net and other income, net:
Interest expense, net	(13,425)	(13,514)	(26,852)	(17,746)
Other income, net	3,240	5,253	8,200	6,820
Total interest expense, net and other income, net	(10,185)	(8,261)	(18,652)	(10,926)
Income (loss) before provision for income taxes	11,876	(1,446)	6,685	(5,138)
Provision for income taxes	1,287	583	1,809	1,209
Net income (loss)	$10,589	$(2,029)	$4,876	$(6,347)
Net income (loss) per share:
Basic	0.09	(0.02)	0.04	(0.05)
Diluted	0.08	(0.02)	0.04	(0.05)
Weighted average shares used to compute net income (loss) per share:
Basic	123,842	118,790	123,135	117,766
Diluted	133,851	118,790	132,674	117,766

(1) Includes share-based compensation expense as follows:
Cost of revenues	$213	$74	$382	$199
Research and development	7,620	5,218	14,611	10,135
Sales and marketing	2,436	1,754	4,622	3,562
General and administrative	9,277	8,406	18,265	16,594
Total share-based compensation expense	$19,546	$15,452	$37,880	$30,490

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$4,876	$(6,347)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Print textbook depreciation expense	7,062	—
Other depreciation and amortization expense	19,834	13,934
Share-based compensation expense	37,880	30,490
Amortization of debt discount and issuance costs	25,892	17,025
Loss from write-off of property and equipment	851	—
Gain on textbook library, net	(1,371)	—
Deferred income taxes	(238)	39
Operating lease expense, net of accretion	2,185	2,168
Other non-cash items	(189)	(115)
Change in assets and liabilities:
Accounts receivable	3,961	6,944
Prepaid expenses and other current assets	(1,812)	(12,942)
Other assets	(712)	2,334
Accounts payable	(574)	(5,417)
Deferred revenue	8,117	1,403
Accrued liabilities	17,389	2,397
Other liabilities	(946)	(4,067)
Net cash provided by operating activities	122,205	47,846
Cash flows from investing activities
Purchases of property and equipment	(43,111)	(23,491)
Purchases of textbooks	(38,668)	—
Proceeds from disposition of textbooks	3,415	—
Purchases of investments	(277,033)	(527,363)
Maturities of investments	271,711	86,105
Purchase of strategic equity investment	(2,000)	—
Acquisition of business, net of cash acquired	(92,796)	—
Net cash used in investing activities	(178,482)	(464,749)
Cash flows from financing activities
Common stock issued under stock plans, net	8,039	17,208
Payment of taxes related to the net share settlement of equity awards	(54,104)	(82,251)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	780,180
Purchase of convertible senior notes capped call	—	(97,200)
Repurchase of common stock	—	(20,000)
Net cash (used in) provided by financing activities	(46,065)	597,937
Net (decrease) increase in cash, cash equivalents and restricted cash	(102,342)	181,034
Cash, cash equivalents and restricted cash, beginning of period	389,432	375,945
Cash, cash equivalents and restricted cash, end of period	$287,090	$556,979

	Six Months Ended June 30,
	2020	2019
Supplemental cash flow data:
Cash paid during the period for:
Interest	$931	$431
Income taxes	$1,247	$912
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$3,350	$2,325
Right of use assets obtained in exchange for lease obligations:
Operating leases	$1,713	$—
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$754	$5,170
Accrued escrow related to acquisition	$7,451	$—

	June 30,
	2020	2019
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$285,064	$555,792
Restricted cash included in other current assets	308	121
Restricted cash included in other assets	1,718	1,066
Total cash, cash equivalents and restricted cash	$287,090	$556,979

CHEGG, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$10,589	$(2,029)	$4,876	$(6,347)
Interest expense, net	13,425	13,514	26,852	17,746
Provision for income taxes	1,287	583	1,809	1,209
Print textbook depreciation expense	3,535	—	7,062	—
Other depreciation and amortization expense	10,591	7,149	19,834	13,934
EBITDA	39,427	19,217	60,433	26,542
Print textbook depreciation expense	(3,535)	—	(7,062)	—
Share-based compensation expense	19,546	15,452	37,880	30,490
Other income, net	(3,240)	(5,253)	(8,200)	(6,820)
Restructuring charges	—	47	—	69
Acquisition-related compensation costs	3,276	1,601	4,216	4,679
Adjusted EBITDA	$55,474	$31,064	$87,267	$54,960

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$153,009	$93,862	$284,599	$191,271

Operating expenses	$87,424	$66,529	$173,348	$141,630
Share-based compensation expense	(19,333)	(15,378)	(37,498)	(30,291)
Amortization of intangible assets	(3,000)	(1,713)	(5,467)	(3,503)
Restructuring charges	—	(47)	—	(69)
Acquisition-related compensation costs	(3,276)	(1,601)	(4,216)	(4,679)
Non-GAAP operating expenses	$61,815	$47,790	$126,167	$103,088

Operating expenses as a percent of net revenues	57.1%	70.9%	60.9%	74.0%
Non-GAAP operating expenses as a percent of net revenues	40.4%	50.9%	44.3%	53.9%

Income from operations	$22,061	$6,815	$25,337	$5,788
Share-based compensation expense	19,546	15,452	37,880	30,490
Amortization of intangible assets	3,000	1,713	5,467	3,503
Restructuring charges	—	47	—	69
Acquisition-related compensation costs	3,276	1,601	4,216	4,679
Non-GAAP income from operations	$47,883	$25,628	$72,900	$44,529

Net income (loss)	$10,589	$(2,029)	$4,876	$(6,347)
Share-based compensation expense	19,546	15,452	37,880	30,490
Amortization of intangible assets	3,000	1,713	5,467	3,503
Restructuring charges	—	47	—	69
Acquisition-related compensation costs	3,276	1,601	4,216	4,679
Amortization of debt discount and issuance costs	12,946	13,020	25,892	17,025
Non-GAAP net income	$49,357	$29,804	$78,331	$49,419

Weighted average shares used to compute net income (loss) per share	133,851	118,790	132,674	117,766
Effect of shares for stock plan activity	—	6,540	—	8,400
Effect of shares related to convertible senior notes	—	3,646	—	3,494
Non-GAAP weighted average shares used to compute non-GAAP net income per share	133,851	128,976	132,674	129,660

Net income (loss) per share	$0.08	$(0.02)	$0.04	$(0.05)
Adjustments	0.29	0.25	0.55	0.43
Non-GAAP net income per share	$0.37	$0.23	$0.59	$0.38

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$122,205	$47,846
Purchases of property and equipment	(43,111)	(23,491)
Purchases of textbooks	(38,668)	—
Proceeds from disposition of textbooks	3,415	—
Free cash flow	$43,841	$24,355

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending September 30, 2020	Year Ending December 31, 2020
Net (loss) income	$(28,100)	$7,900
Interest expense, net	13,600	54,000
Provision for income taxes	1,000	3,800
Print textbook depreciation expense	4,200	16,600
Other depreciation and amortization expense	12,200	44,900
EBITDA	2,900	127,200
Print textbook depreciation expense	(4,200)	(16,600)
Share-based compensation expense	22,000	82,500
Other income, net	(3,000)	(13,400)
Acquisition-related compensation costs	4,300	12,800
Adjusted EBITDA*	$22,000	$192,500

* Adjusted EBITDA guidance for the three months ending September 30, 2020 and year ending December 31, 2020 represents the midpoint of the ranges of $21 million to $23 million and $190 million to $195 million, respectively.